Exhibit 99.4

GREEKTOWN SUPERHOLDINGS, INC.

OFFER TO EXCHANGE

$280,167,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR
SERIES A 13% SENIOR SECURED NOTES DUE 2015 (CUSIP NUMBER           )
AND
$104,833,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR
SERIES B 13% SENIOR SECURED NOTES DUE 2015 (CUSIP NUMBER           )

IN EXCHANGE FOR A LIKE AGGREGATE PRINCIPAL AMOUNT OF THEIR

SERIES A 13% SENIOR SECURED NOTES DUE 2015 (CUSIP NUMBER           )
AND
SERIES B 13% SENIOR SECURED NOTES DUE 2015 (CUSIP NUMBER           )
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
AS DESCRIBED IN THE PROSPECTUS DATED           , 2010

, 2010

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

          As described in the enclosed Prospectus, dated                     , 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), Greektown Superholdings, Inc., a Delaware corporation (the “Issuer”), Greektown Newco Sub, Inc., a Delaware corporation (“Newco”), Greektown Holdings, L.L.C., a Michigan limited liability company (“Holdings”), Greektown Casino, L.L.C., a Michigan limited liability company (“Casino”), Realty Equity Company, Inc., a Michigan corporation (“Realty Equity”), and Contract Builders Corporation, a Michigan corporation (“Contract Builders” and, collectively with Newco, Holdings, Casino and Realty Equity, the “Guarantors”), are offering to exchange $280,167,000 in aggregate principal amount of their Series A 13% Senior Secured Notes due 2015 and $104,833,000 in aggregate principal amount of their Series B 13% Senior Secured Notes due 2015 (collectively, the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like aggregate principal amount of their outstanding Series A 13% Senior Secured Notes due 2015 and Series B 13% Senior Secured Notes due 2015 (collectively, the “Initial Notes”) that were issued and sold in reliance upon an exemption from registration under the Securities Act in integral multiples of $1,000 and multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Initial Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof. The Initial Notes are unconditionally guaranteed initially by only the Guarantors (the “Old Guarantee”) and the Exchange Notes will be unconditionally guaranteed initially by only the Guarantors (the “New Guarantee”). Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the Guarantors offer to issue the New Guarantee with respect to the Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantee of the Initial Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout the accompanying Letter of Transmittal, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantor’s offer to exchange the New Guarantee for the Old Guarantee, references to the “Exchange Notes” include the related New Guarantee and references to the “Initial Notes” include the related Old Guarantee. The Issuer will accept for exchange any and all Initial Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

          WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD INITIAL NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR

NOMINEE. PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

Enclosed are copies of the following documents:

1.	The Prospectus;

2.

The Letter of Transmittal for your use in connection with the tender of Initial Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

3.	A form of Notice of Guaranteed Delivery; and

4.

A form of letter, including a letter of instructions to a registered holder from a beneficial owner, which you may use to correspond with your clients for whose accounts you hold Initial Notes that are registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions regarding the Exchange Offer.

          Your prompt action is requested. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2010 (the “Expiration Date”), unless the Issuer otherwise extends the Exchange Offer.

          To participate in the Exchange Offer, certificates for Initial Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Initial Notes into the account of Wilmington Trust FSB (the “Exchange Agent”), at the book-entry transfer facility, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

          The Issuer will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Initial Notes pursuant to the Exchange Offer. Holders who tender their Initial Notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange of Initial Notes in accordance with the Exchange Offer. If, however, the Exchange Notes are delivered to or issued in the name of a person other than the registered holder, or if a transfer tax is imposed for any reason other than the transfer and exchange of Initial Notes to the Issuer or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

          If holders of the Initial Notes wish to tender, but it is impracticable for them to forward their Initial Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

          Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours,

GREEKTOWN SUPERHOLDINGS, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.